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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to use in this Registration Statement on Form S-3 of our report dated February 19, 1998 relating to the financial statements of Ancor Communications, Incorporated, as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, and to the references to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

                                                     /s/ McGladrey & Pullen, LLP
                                                         MCGLADREY & PULLEN, LLP


Minneapolis, Minnesota
July 23, 1999